Exhibit 99.1

Cimarex Reports Fourth-Quarter and Full-Year 2016 Results

- Total company production averaged 960 MMcfe per day in the fourth quarter

- Reserves essentially flat with 2015 and Cimarex replaced 128% of production

DENVER, Feb. 15, 2017 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported fourth quarter 2016 net income of $38.2 million, or $0.40 per share, compared to fourth quarter 2015 net loss of $630.5 million, or $6.78 per share(1). Adjusted fourth quarter net income (non-GAAP) was $56.7 million, or $0.60 per share, compared to fourth quarter 2015 adjusted net loss (non-GAAP) of $23.0 million, or $0.25 per share(1). Cash flow from operations was $169.9 million in the fourth quarter compared to $115.0 million in the fourth quarter of 2015. Adjusted cash flow from operations (non-GAAP) totaled $218.7 million in the fourth quarter, a 74 percent increase from 2015 levels(1).

For the year, Cimarex recorded a net loss of $431.0 million, or $4.62 per share. The adjusted net income (non-GAAP) for the full year was $0.70 per share(1). Cash flow from operations totaled $599.2 million in 2016 compared to $691.5 million in 2015. Adjusted cash flow from operations (non-GAAP) totaled $629.1 million in 2016, a 15 percent drop from 2015 levels(1). Revenues in 2016 totaled $1.3 billion, a 13 percent decrease from 2015. The decrease in revenues and cash flow was the result of lower production and lower product prices received. (See table of Average Realized Price by Region below.)

Total company production volumes averaged 960 million cubic feet equivalent (MMcfe) per day in the fourth quarter, down three percent from a year ago and within company guidance. For the full year, Cimarex reported daily production volumes of 963 MMcfe per day, down two percent from our 2015 average daily output of 985 MMcfe per day and within guidance.

Cimarex invested $735 million in exploration and development in 2016. This was down 16 percent from the $877 million Cimarex invested in 2015. Investments made in 2016 were funded with cash flow and cash on hand.

Proved reserves at December 31, 2016 were 2.9 trillion cubic feet equivalent (Tcfe), essentially flat with reserves reported a year ago. Proved developed reserves increased five percent to 2.3 Tcfe. Cimarex added 324.0 Bcfe through extensions and discoveries and 126.2 Bcfe through net performance revisions resulting in reserve replacement of 128 percent of 2016 production. Proved reserves are 79 percent proved developed. (See table of Proved Reserves below.)

Volatility in oil and natural gas prices had an impact on the company's financial results for both the fourth quarter and full year. In the fourth quarter, Cimarex benefited from higher prices relative to the same period a year ago. Realized oil prices averaged $44.67 per barrel, 20 percent higher than the same period a year ago. Natural gas prices were also up in the fourth quarter and averaged $2.86 per Mcf versus $2.20 a year ago. NGL prices were particularly strong in the fourth quarter averaging $18.15 per barrel up 43 percent from fourth quarter 2015. For the full year, however, realized oil prices averaged $38.30, down 12 percent from 2015. Natural gas prices averaged $2.31 per Mcf and NGL prices averaged $14.05 per barrel compared to $2.53 and $13.75, respectively, in 2015.

Total debt at December 31, 2016 consisted of $1.5 billion of long-term notes, with $750 million maturing in 2022 and $750 million maturing in 2024. Cimarex had no borrowings under its revolving credit facility and had a cash balance of $653 million. Debt was 39 percent of total capitalization (non-GAAP)(2).

Operations Update
During 2016, Cimarex participated in the drilling and completion of 153 gross (61 net) wells. We operated 73 of those wells. Total exploration and development investment was $735 million. Of the total, 59 percent was invested in Permian projects and 40 percent in the Mid-Continent.

At year-end, 93 gross (27 net) wells were drilled and awaiting completion, of which 70 gross (12 net) are in the Mid-Continent and 22 gross (14 net) in the Permian.

Wells Brought on Production by Region:

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross wells
Permian Basin	11	13	48	85
Mid-Continent	44	52	105	134
	55	65	153	219
Net wells
Permian Basin	8	8	30	60
Mid-Continent	17	20	31	39
	25	28	61	99

Permian Basin
Production from the Permian Basin averaged 511 MMcfe per day in the fourth quarter, a two percent decrease over fourth-quarter 2015 and a decrease of one percent sequentially. Quarterly oil volumes averaged 36,253 barrels per day, down six percent year-over-year and flat sequentially.

Cimarex completed and brought on production 11 gross (eight net) Permian Basin wells during the fourth quarter, bringing the total for 2016 to 48 gross (30 net) wells.

In Culberson County, Texas, Cimarex has completed 42 long lateral Wolfcamp wells to date including 21 in the Lower Wolfcamp and 21 in the Upper Wolfcamp. One highlight of the 2016 Permian program was the drilling and completion of five 10,000-foot lateral Upper Wolfcamp wells in Culberson County using upsized completions. These wells had an average 30-day peak initial production of 2,077 BOE per day (56 percent oil, 27 percent gas, 17 percent NGL).

Mid-Continent
Cimarex drilled and completed 105 gross (31 net) wells in the Mid-Continent area in 2016. The majority of the activity was in the Woodford and Meramec shale plays in western Oklahoma. At the end of the fourth quarter, 70 gross (12 net) wells were awaiting completion, including 28 gross (eight net) wells associated with the multi-well infill in the East Cana Core area. Mid-Continent production averaged 446 MMcfe per day for the fourth quarter of 2016 and 457 MMcfe per day for the full year.

Production by Region
Cimarex's average daily production and commodity price by region is summarized below:

Daily Production by Region:

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Permian Basin
Gas (MMcf)	179.3	185.4	178.1	180.8
Oil (Bbls)	36,253	38,423	36,018	43,067
NGL (Bbls)	19,114	17,350	18,244	17,042
Total Equivalent (MMcfe)	511.5	520.0	503.7	541.5

Mid-Continent
Gas (MMcf)	276.3	286.8	280.1	276.2
Oil (Bbls)	9,205	8,490	8,969	7,523
NGL (Bbls)	19,036	20,561	20,513	18,513
Total Equivalent (MMcfe)	445.8	461.1	456.9	432.4

Total Company
Gas (MMcf)	457.2	475.2	459.6	463.0
Oil (Bbls)	45,567	47,133	45,158	51,132
NGL (Bbls)	38,184	37,964	38,797	35,789
Total Equivalent (MMcfe)	959.7	985.7	963.4	984.5

Average Realized Price by Region:

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Permian Basin
Gas ($ per Mcf)	2.85	2.24	2.35	2.55
Oil ($ per Bbl)	44.75	37.64	38.45	43.58
NGL ($ per Bbl)	15.71	10.97	12.32	11.94

Mid-Continent
Gas ($ per Mcf)	2.86	2.16	2.29	2.51
Oil ($ per Bbl)	44.36	35.80	37.65	41.90
NGL ($ per Bbl)	20.58	14.19	15.59	15.41

Total Company
Gas ($ per Mcf)	2.86	2.20	2.31	2.53
Oil ($ per Bbl)	44.67	37.32	38.30	43.38
NGL ($ per Bbl)	18.15	12.72	14.05	13.75

Other
The following table summarizes the company's current open hedge positions:

						Weighted
Gas:	1Q17	2Q17	3Q17	4Q17	1Q18	Average
PEPL Collars (3)
Volume (MMBtu/d)	110,000	110,000	90,000	60,000	30,000	80,022
Wtd Avg Floor	$ 2.52	$ 2.52	$ 2.61	$ 2.79	$ 2.90	$ 2.61
Wtd Avg Ceiling	$ 3.04	$ 3.04	$ 3.12	$ 3.22	$ 3.32	$ 3.11

Perm EP Collars (3)
Volume (MMBtu/d)	90,000	90,000	60,000	40,000	20,000	59,978
Wtd Avg Floor	$ 2.59	$ 2.59	$ 2.68	$ 2.86	$ 3.00	$ 2.67
Wtd Avg Ceiling	$ 3.10	$ 3.10	$ 3.16	$ 3.28	$ 3.41	$ 3.15

Total Natural Gas Collars
Volume (MMBtu/d)	200,000	200,000	150,000	100,000	50,000	140,000

Oil:

WTI Collars (4)
Volume (Bbl/d)	20,000	20,000	16,000	11,000	6,000	14,602
Wtd Avg Floor	$ 43.08	$ 43.08	$ 45.09	$ 46.27	$ 47.33	$ 44.36
Wtd Avg Ceiling	$ 52.90	$ 52.90	$ 55.50	$ 56.98	$ 59.11	$ 54.60

Total Crude Oil Collars
Volume (Bbl/d)	20,000	20,000	16,000	11,000	6,000	14,602

Conference call and webcast
Cimarex will host a conference call tomorrow, February 16, at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To participate in the live, interactive call, please dial 866-367-3053 five minutes before the scheduled start time (international callers dial 1-412-902-4216). The replay will be available on the Cimarex website or via the Cimarex App.

Investor Presentation
For more details on Cimarex's 2016 results, please refer to the company's investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the SEC, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; higher than expected costs and expenses, including the availability and cost of services and materials; compliance with environmental and other regulations; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

(1)	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for a reconciliation of the GAAP measure to the non-GAAP measure.
(2)

Reconciliation of debt to total capitalization, which is a non-GAAP measure, is:  long-term debt of $1.5 billion divided by long-term debt of $1.5 billion plus stockholders' equity of $2.3 billion.  Management uses this non-GAAP measure as an indicator of the financial condition of the company and believes professional research analysts and rating agencies use this measure for similar purposes.

(3)	PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index and El Paso Perm is El Paso Permian Basin index both as quoted in Platt's Inside FERC.
(4)	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

Reconciliation of Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share:

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net income (loss) and earnings (loss) per share to adjusted net income (loss) and adjusted earnings (loss) per share (non-GAAP) for the periods indicated.

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands, except per share data)

Net income (loss)	$38,190	$(630,508)	$(431,049)	$(2,408,948)
Impairment of oil and gas properties	-	965,348	719,142	3,716,883
Mark-to-market (gain) loss on open derivative positions	30,417	(9,278)	63,186	(11,246)
Tax impact**	(11,924)	(348,598)	(284,883)	(1,351,395)
Adjusted net income (loss)	$56,683	$(23,036)	$66,396	$(54,706)
Diluted earnings (loss) per share*	$0.40	$(6.78)	$(4.62)	$(25.92)
Adjusted diluted earnings (loss) per share*	$0.60	$(0.25)	$0.70	$(0.60)

Diluted shares attributable to common stockholders and participating securities	95,175	92,992	95,176	92,992

Adjusted net income (loss) and adjusted diluted earnings (loss) per share excludes the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income (loss) to evaluate the company's financial performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b) Adjusted net income (loss) is more comparable to earnings estimates provided by research analysts.

*	Earnings (loss) per share are based on actual figures rather than the rounded figures presented.
**

The tax impact of the 2016 periods is calculated using a tax rate that excludes the effects of tax adjustments recorded in the fourth quarter primarily related to the revision of previous tax balances.

Reconciliation of Adjusted Cash Flow from Operations:

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands)
Net cash provided by operating activities	$169,894	$114,954	$599,225	$691,500
Change in operating assets and liabilities	48,846	10,772	29,913	52,082
Adjusted cash flow from operations	$218,740	$125,726	$629,138	$743,582

Management uses the non-GAAP measure of adjusted cash flow from operations as a means of measuring the company's ability to fund its capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  Management believes this non-GAAP measure provides useful information to investors for the same reasons, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

Proved Reserves:

	Gas	Oil	NGL	Total
	(Bcf)	(MBbls)	(MBbls)	(Bcfe)

December 31, 2015	1,517.0	107,798	124,277	2,909.4
Revisions of previous estimates	5.7	(4,357)	6,670	19.7
Extensions and discoveries	123.2	19,419	14,050	324.0
Purchase of reserves	1.0	1	—	1.0
Production	(168.2)	(16,528)	(14,200)	(352.6)
Sale of properties	(7.3)	(455)	(164)	(11.0)
December 31, 2016	1,471.4	105,878	130,633	2,890.5

Proved developed reserves
Year-end 2015	1,129.5	89,189	87,549	2,189.9
Year-end 2016	1,144.7	92,032	99,176	2,292.0

	2016	2015	% Change

Pre-tax PV-10 ($ in millions) **	$2,121.9	$2,279.0	-7%
Standardized Measure ($ in millions)	$1,892.6	$1,934.1	-2%

Average prices used in Standardized Measure	2016	2015	% Change

Gas Price per Mcf	$2.48	$2.59	-4%
Oil price per barrel	$42.75	$50.28	-15%
NGL price per barrel	$14.37	$14.41	0%

** Pre-tax PV-10 is a non-GAAP financial measure.  Pre-tax PV-10 is comparable to the standardized measure, which is the most directly comparable GAAP financial measure.  Pre-tax PV-10 is computed on the same basis as the standardized measure but without deducting future income taxes. As of December 31, 2016 and 2015, Cimarex's discounted future income taxes were $229.3 million and $344.9 million, respectively.  Cimarex's standardized measure of discounted future net cash flows was $1,892.6 million at year-end 2016 and $1,934.1 million at year-end 2015. Management uses pre-tax PV-10 as one measure of the value of the company's proved reserves and to compare relative values of proved reserves to other exploration and production companies without regard to income taxes. Management believes pre-tax PV-10 is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend on the unique income tax characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves. Management further believes that professional research analysts and rating agencies use pre-tax PV-10 in similar ways. However, pre-tax PV-10 is not a substitute for the standardized measure of discounted future net cash flows. Cimarex's pre-tax PV-10 and the standardized measure of discounted future net cash flows do not purport to present the fair value of its oil and natural gas reserves.

Proved Reserves by Region:

	Gas	Oil	NGL	Total
	(Bcf)	(MBbls)	(MBbls)	(Bcfe)

Mid-Continent	1,095.2	31,399	89,615	1,821.3
Permian Basin	372.4	74,295	40,977	1,064.0
Other	3.8	184	41	5.2
	1,471.4	105,878	130,633	2,890.5

Oil and Gas Capitalized Expenditures:

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands)
Acquisitions:
Proved	$—	$30	$3,324	$30
Unproved	319	2,400	14,087	6,666
Net purchase price adjustments (*)	60	350	(2,868)	(11,653)
	379	2,780	14,543	(4,957)

Exploration and development:
Land and Seismic	16,260	14,084	61,870	52,049
Exploration and development	229,603	180,107	672,882	824,903
	245,863	194,191	734,752	876,952

Sale proceeds:
Proved	(2,653)	—	(15,342)	(27,804)
Unproved	(1)	(2,819)	(9,226)	(15,231)
Net purchase price adjustments	180	291	(119)	1,759
	(2,474)	(2,528)	(24,687)	(41,276)

	$243,768	$194,443	$724,608	$830,719

*	The net 2015 purchase price adjustments relate to activity in prior periods.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (unaudited):

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

	(in thousands, except per share data)

Revenues:
Oil sales	$187,277	$161,814	$632,934	$809,664
Gas sales	120,285	96,242	388,786	428,227
NGL sales	63,743	44,411	199,498	179,647
Gas gathering and other, net	10,850	8,812	36,127	35,081
	382,155	311,279	1,257,345	1,452,619
Costs and expenses:
Impairment of oil and gas properties	—	965,348	719,142	3,716,883
Depreciation, depletion, amortization and accretion	106,363	161,768	473,764	788,044
Production	51,111	77,229	232,002	299,374
Transportation, processing, and other operating	51,140	52,717	190,725	182,362
Gas gathering and other	8,308	9,539	31,785	38,138
Taxes other than income	18,067	17,086	61,946	84,764
General and administrative	18,462	24,283	73,901	74,688
Stock compensation	5,741	4,679	24,523	19,559
(Gain) loss on derivative instruments, net	32,699	(9,278)	55,749	(11,246)
Other operating, net	462	12	755	856
	292,353	1,303,383	1,864,292	5,193,422

Operating income (loss)	89,802	(992,104)	(606,947)	(3,740,803)

Other (income) and expense:
Interest expense	19,825	19,811	79,679	80,447
Amortization of deferred financing costs	887	1,966	3,593	5,299
Capitalized interest	(5,290)	(5,502)	(21,248)	(30,589)
Other, net	(3,218)	(3,762)	(10,707)	(13,576)

Income (loss) before income tax	77,598	(1,004,617)	(658,264)	(3,782,384)
Income tax expense (benefit)	39,408	(374,109)	(227,215)	(1,373,436)

Net income (loss)	$38,190	$(630,508)	$(431,049)	$(2,408,948)

Earnings (loss) per share to common stockholders:

Basic	$0.40	$(6.78)	$(4.62)	$(25.92)
Diluted	$0.40	$(6.78)	$(4.62)	$(25.92)

Dividends per share	$0.08	$0.16	$0.32	$0.64

Shares attributable to common stockholders:
Unrestricted common shares outstanding	93,379	92,992	93,379	92,992
Diluted common shares	93,422	92,992	93,379	92,992

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	95,132	N/A*	N/A*	N/A*
Fully diluted shares	95,175	N/A*	N/A*	N/A*

Comprehensive income (loss):
Net income (loss)	$38,190	$(630,508)	$(431,049)	$(2,408,948)
Other comprehensive income (loss):
Change in fair value of investments, net of tax	(64)	138	504	(661)
Total comprehensive income (loss)	$38,126	$(630,370)	$(430,545)	$(2,409,609)

*

Due to the net loss in the periods ended December 31, 2016 and 2015, shares of 95,132 and 94,829, respectively, which include participating securities, are not considered in the loss per share calculations.

Condensed Consolidated Cash Flow Statements (unaudited):

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands)

Cash flows from operating activities:
Net income (loss)	$38,190	$(630,508)	$(431,049)	$(2,408,948)
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Impairment of oil and gas properties	—	965,348	719,142	3,716,883
Depreciation, depletion, amortization and accretion	106,363	161,768	473,764	788,044
Deferred income taxes	39,408	(373,882)	(226,100)	(1,388,146)
Stock compensation	5,741	4,679	24,523	19,559
(Gain) loss on derivative instruments	32,699	(9,278)	55,749	(11,246)
Settlements on derivative instruments	(2,281)	—	7,437	—
Changes in non-current assets and liabilities	(254)	6,887	3,867	23,230
Amortization of deferred financing costs and other, net	(1,126)	712	1,805	4,206
Changes in operating assets and liabilities:
Receivables, net	(47,617)	34,916	(49,340)	186,699
Other current assets	(2,154)	8,320	20,880	37,954
Accounts payable and other current liabilities	925	(54,008)	(1,453)	(276,735)
Net cash provided by operating activities	169,894	114,954	599,225	691,500
Cash flows from investing activities:
Oil and gas expenditures	(214,444)	(208,015)	(699,558)	(979,044)
Sales of oil and gas assets	2,474	1,510	21,487	39,853
Sales of other assets	2,171	121	7,889	1,178
Other capital expenditures	1,785	(12,507)	(22,228)	(70,592)
Net cash used by investing activities	(208,014)	(218,891)	(692,410)	(1,008,605)
Cash flows from financing activities:
Proceeds from sale of common stock	—	—	—	752,100
Financing and underwriting fees	(100)	(1,970)	(101)	(24,633)
Dividends paid	(7,781)	(15,070)	(38,024)	(58,281)
Proceeds from exercise of stock options and other	181	1,047	4,804	21,439
Net cash provided by (used in) financing activities	(7,700)	(15,993)	(33,321)	690,625
Net change in cash and cash equivalents	(45,820)	(119,930)	(126,506)	373,520
Cash and cash equivalents at beginning of period	698,696	899,312	779,382	405,862
Cash and cash equivalents at end of period	$652,876	$779,382	$652,876	$779,382

Condensed Consolidated Balance Sheets (unaudited):

	December 31,	December 31,
	2016	2015
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$652,876	$779,382
Receivables, net	274,597	225,398
Oil and gas well equipment and supplies	33,342	54,579
Derivative instruments	—	10,745
Other current assets	8,489	7,826
Total current assets	969,304	1,077,930
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	16,225,495	15,546,948
Unproved properties and properties under development, not being amortized	478,277	440,166
	16,703,772	15,987,114
Less – accumulated depreciation, depletion, amortization and impairment	(13,849,701)	(12,710,968)
Net oil and gas properties	2,854,071	3,276,146
Fixed assets, net	205,465	230,009
Goodwill	620,232	620,232
Derivative instruments	—	501
Other assets, net	32,621	38,468
	$4,681,693	$5,243,286
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$74,486	$66,815
Accrued liabilities	278,781	247,508
Derivative instruments	49,370	—
Revenue payable	119,715	95,744
Total current liabilities	522,352	410,067
Long-term debt:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs	(12,061)	(14,380)
Long-term debt, net	1,487,939	1,485,620
Deferred income taxes	126,894	352,705
Other liabilities	184,444	197,216
Total liabilities	2,321,629	2,445,608
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 95,123,525 and 94,820,570 shares issued, respectively	951	948
Paid-in capital	2,763,452	2,762,976
Retained earnings (Accumulated deficit)	(405,284)	33,313
Accumulated other comprehensive income	945	441
Total shareholders' equity	2,360,064	2,797,678
	$4,681,693	$5,243,286

CONTACT: Cimarex Energy Co., Karen Acierno, 303-285-4957, www.cimarex.com